Kinetik Reports First Quarter 2024 Financial and Operating Results
•Generated first quarter net income of $35.4 million, representing a 724% increase year-over-year, and Adjusted EBITDA1 of $233.6 million, representing a 25% increase year-over-year
•Achieved quarterly gas processed volumes of 1.53 Bcf/d, up 13% year-over-year and down less than 1% sequentially from impacts of planned maintenance, winter weather, and lower Alpine High volumes due to natural gas prices at Waha hub
•Completed Kinetik’s system-wide front-end amine treating projects, allowing Kinetik to handle natural gas containing elevated levels of carbon dioxide (“CO2”), hydrogen sulfide, and other impurities
•Entered into a long-term agreement with Infinium to partially dedicate the sale of CO2 produced at one of its processing complexes to be reused for the production of ultra-low carbon electrofuels at Infinium’s Project Roadrunner
HOUSTON and MIDLAND, Texas, May 8, 2024 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended March 31, 2024.
First Quarter 2024 Results and Commentary

For the three months ended March 31, 2024, Kinetik processed natural gas volumes of 1.53 Bcf/d and reported net income of $35.4 million.

Kinetik generated Adjusted EBITDA1 of $233.6 million, Distributable Cash Flow1 of $154.5 million, and Free Cash Flow1 of $107.5 million for the three months ended March 31, 2024.

“Kinetik has had a strong start to 2024,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “In particular, our first quarter results exceeded our internal forecast used to set our full year guidance in February. Adjusted EBITDA1 increased 25% year-over-year reflecting underlying volume growth and contributions from the New Mexico Expansion, Permian Highway Pipeline Expansion, and Delaware Link. With all three of our 2023 major growth capital projects completed and in-service, we can offer producers an integrated wellhead-to-Gulf Coast solution that provides them with reliability and access to premium pricing markets and generates enhanced marketing opportunities for Kinetik, especially in the current commodity price environment where Waha gas daily prices averaged negative $0.72 per MMBtu for the months of March and April. Many of our customers benefited significantly by having their March and April natural gas volumes sold at Gulf Coast pricing.”

“Kinetik has one of the best operational run times in the Permian Basin, and we continue to invest in our assets to maintain this reliability and enhance our efficiencies. The operations team did a great job in the quarter completing the planned molecular sieve bed change outs at several processing facilities, minimizing the amount of downtime required while maintaining flow assurance to our customers. In April, we completed our system-wide amine treating project with the installation at Pecos Bend. With these treating capabilities, we can now offer enhanced blending and treating services to our customers which enables us to accept a broader range of gas quality, resulting in increased revenue.”

“We remain focused on generating value for shareholders. In the first quarter, we facilitated a secondary offering for Apache’s remaining ownership stake in Kinetik. That transaction substantially increased the public float to almost $1.5 billion and our average daily trading volume has increased significantly since the transaction closed. We were pleased to see such high investor demand and interest in the Kinetik story.”

Financial
a.Achieved quarterly net income of $35.4 million and Adjusted EBITDA1 of $233.6 million.
b.Executed agreement for a $150 million accounts receivable securitization facility which matures April 2025 with an ongoing renewal mechanism. The net proceeds were used to repay a portion of the outstanding borrowings under Kinetik’s existing Term Loan Credit Facility, and the maturity date of the Term Loan credit facility was extended to December 2026.
c.Declared a cash dividend of $0.75 per share for the quarter ended March 31, 2024, or $3.00 per share on an annualized basis. This is the first quarter in which all shareholders are eligible to receive a cash dividend following the completion of the core shareholder dividend reinvestment obligation.
d.Exited the quarter with a Leverage Ratio1,2 per the Company’s Revolving Credit Agreement of 3.8x and a Net Debt to Adjusted EBITDA1,3 Ratio of 4.0x.
e.Kinetik’s remaining 2024 commodity exposure is less than 5% of gross profit and continues to be actively reduced with the Company’s systematic hedging program.
Selected Key Metrics:

Three Months Ended March 31,
2024

(In thousands, except ratios)
Net income including noncontrolling interest[4]	$35,407
Adjusted EBITDA[1]	$233,559
Distributable Cash Flow[1]	$154,526
Dividend Coverage Ratio[1,5]	1.3x
Capital Expenditures[6]	$60,772
Free Cash Flow[1]	$107,511
Leverage Ratio[1,2]	3.8x
Net Debt to Adjusted EBITDA Ratio[1,3]	4.0x
Common stock issued and outstanding[7]	153,655

	March 31, 2024	December 31, 2023

	(In thousands)
Net Debt[1,8]	$3,537,244	$3,589,490
Operational
a.Placed in-service front-end amine treating at Pecos Bend in April, completing Kinetik’s system-wide treating projects and further expanding the Company’s service offerings to include gas blending and treating.
b.Placed in-service Kinetik’s gathering system expansion into Lea County, New Mexico on January 18, 2024 followed by commercial in-service of the original underwriting gathering and processing agreement on April 1, 2024.
c.Completed maintenance projects at several processing facilities enhancing system operational efficiencies and recoveries.
Governance and Sustainability
a.Entered into a long-term agreement with Infinium for the sale of CO2 captured at one of Kinetik’s processing complexes for use as a feedstock in the production of ultra-low carbon electrofuels at Infinium’s announced Project Roadrunner.

The project creates another revenue stream from Kinetik’s CO2 treating infrastructure, without any capital burden or operating expense exposure to Kinetik. This unique agreement supports Kinetik’s broader decarbonization efforts.
b.In 2023, Kinetik reduced Scope 1 and Scope 2 greenhouse gas and Scope 1 and Scope 2 methane emissions intensities by 12% and 34%, respectively, as compared to its 2021 baseline. This has resulted in the early satisfaction of its 2030 methane emissions intensity reduction target of 30% pursuant to its Sustainability-Linked Financing Framework.
c.Appointed Bill Ordemann, a retired senior executive from Enterprise Products, to Kinetik’s Board of Directors, replacing Ben Rogers following Mr. Rogers’ resignation in connection with Apache’s exit from its shareholding position.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Citi Energy & Climate Technology Conference in Boston on May 14th - 15th
b.20th Annual Energy Infrastructure CEO & Investor Conference in Miami on May 22nd - 23rd
c.RBC Capital Markets Global Energy, Power & Infrastructure Conference in New York on June 4th
d.Wolfe Research Small and Mid-Cap Conference in New York on June 5th
e.JP Morgan Energy, Power & Renewables Conference in New York on June 17th - June 18th
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
Conference Call and Webcast
Kinetik will host its first quarter 2024 results conference call on Thursday, May 9, 2024 at 8:00 am Central Daylight Time (9:00 am Eastern Daylight Time) to discuss first quarter results. To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors: (713) 487-4832 Maddie Wagner
(713) 574-4743    Alex Durkee
Website: www.kinetik.com

1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes Qualified Project and Acquisition EBITDA Adjustments that pertain to the funding of the Permian Highway Pipeline expansion project, Delaware Link project, first quarter 2023 midstream infrastructure asset acquisition, and other qualified growth capital projects at the Midstream Logistics segment.
3. Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
4. Net income including noncontrolling interest for the three months ended March 31, 2023 was $4.3 million.

5. Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
6. Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
7. Issued and outstanding shares of 153,655,275 is the sum of 59,712,487 shares of Class A common stock and 93,942,788 shares of Class C common stock as of March 31, 2024.
8. Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents.
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and other plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, portfolio monetization opportunities, expansion projects and future operations, and financial guidance; the Company’s projected dividend amounts and the timing thereof; and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2024	2023

	(In thousands, except per share data)
Operating revenues:
Service revenue	$102,195	$103,425
Product revenue	236,567	173,824
Other revenue	2,632	3,791
Total operating revenues	341,394	281,040
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below) (1)	153,687	115,877
Operating expenses	43,406	35,973
Ad valorem taxes	6,292	5,458
General and administrative expenses	34,136	27,511
Depreciation and amortization expenses	73,606	68,854
Loss on disposal of assets	4,166	102
Total operating costs and expenses	315,293	253,775
Operating income	26,101	27,265
Other income (expense):
Interest and other income	91	294
Interest expense	(47,467)	(69,308)
Equity in earnings of unconsolidated affiliates	60,469	46,464
Total other income (expense), net	13,093	(22,550)
Income before income taxes	39,194	4,715
Income tax expense	3,787	416
Net income including noncontrolling interest	35,407	4,299
Net income attributable to Common Unit limited partners	23,857	2,863
Net income attributable to Class A Common Stock Shareholders	$11,550	$1,436

Net income attributable to Class A Common Shareholders, per share
Basic	$0.12	$(0.06)
Diluted	$0.12	$(0.06)

Weighted-average shares(2)
Basic	57,869	47,612
Diluted	58,392	47,825
(1) Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $44.5 million and $30.5 million for the three months ended March 31, 2024 and 2023, respectively, for certain volumes where we act as principal.
(2) Weighted average Class A common shares have been retrospectively restated due to bonus effect of Class A common shares issued under the Reinvestment Agreement for all periods presented in which the Class A common shares were outstanding.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Net Income Including Noncontrolling Interest to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$35,407	$4,299
Add back:
Interest expense	47,467	69,308
Income tax expense	3,787	416
Depreciation and amortization	73,606	68,854
Amortization of contract costs	1,655	1,655
Proportionate EBITDA from unconsolidated affiliates	88,402	71,867
Share-based compensation	22,561	17,540
Loss on disposal of assets	4,166	102
Commodity hedging unrealized loss (gain)	15,088	(4,987)
Integration costs	41	925
Acquisition transaction costs	—	268
Other one-time costs or amortization	2,425	3,748
Deduct:
Interest income	577	—
Warrant valuation adjustment	—	44
Equity income from unconsolidated affiliates	60,469	46,464
Adjusted EBITDA(1) (non-GAAP)	$233,559	$187,487

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$233,559	$187,487
Proportionate EBITDA from unconsolidated affiliates	(88,402)	(71,867)
Returns on invested capital from unconsolidated affiliates	77,213	67,764
Interest expense	(47,467)	(69,308)
Unrealized (gain) loss on interest rate derivatives	(9,377)	17,189
Maintenance capital expenditures	(11,000)	(4,560)
Distributable cash flow (non-GAAP)	$154,526	$126,705

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$154,526	$126,705
Cash interest adjustment	(251)	15,374
Realized gain on interest rate swaps	3,952	—
Growth capital expenditures	(48,253)	(64,057)
Capitalized interest	(944)	—
Investments in unconsolidated affiliates	(3,273)	(58,658)
Returns of invested capital from unconsolidated affiliates	1,240	5,793
Contributions in aid of construction	514	669
Free cash flow (non-GAAP)	$107,511	$25,826

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$153,705	$119,591
Net changes in operating assets and liabilities	11,504	8,743
Interest expense	47,467	69,308
Amortization of deferred financing costs	(1,699)	(1,521)
Current income tax expense	127	53
Returns on invested capital from unconsolidated affiliates	(77,213)	(67,764)
Proportionate EBITDA from unconsolidated affiliates	88,402	71,867
Derivative fair value adjustment and settlement	(5,711)	(12,744)
Commodity hedging unrealized loss (gain)	15,088	(4,987)
Interest income	(577)	—
Integration costs	41	925
Transaction costs	—	268
Other one-time cost or amortization	2,425	3,748
Adjusted EBITDA(1) (non-GAAP)	$233,559	$187,487

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$233,559	$187,487
Proportionate EBITDA from unconsolidated affiliates	(88,402)	(71,867)
Returns on invested capital from unconsolidated affiliates	77,213	67,764
Interest expense	(47,467)	(69,308)
Unrealized (gain) loss on interest rate derivatives	(9,377)	17,189
Maintenance capital expenditures	(11,000)	(4,560)
Distributable cash flow (non-GAAP)	$154,526	$126,705

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$154,526	$126,705
Cash interest adjustment	(251)	15,374
Realized gain on interest rate swaps	3,952	—
Growth capital expenditures	(48,253)	(64,057)
Capitalized interest	(944)	—
Investments in unconsolidated affiliates	(3,273)	(58,658)
Returns of invested capital from unconsolidated affiliates	1,240	5,793
Contributions in aid of construction	514	669
Free cash flow (non-GAAP)	$107,511	$25,826

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	March 31,	December 31,
	2024	2023

	(In thousands)
Net Debt(4)
Long-term debt, net	$3,517,115	$3,562,809
Plus: Debt issuance costs, net	29,885	31,191
Total long-term debt	3,547,000	3,594,000
Less: Cash and cash equivalents	9,756	4,510
Net debt (non-GAAP)	$3,537,244	$3,589,490

(1) Adjusted EBITDA is defined as net income including non-controlling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from unconsolidated affiliates, equity in earnings from unconsolidated affiliates, share-based compensation expense, non-cash increases and decreases related to trading and hedging agreements, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interests or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate derivatives and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate derivatives and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.